Exhibit 99

Shareholder and Financial Analyst Contact:
Jim Jacobson Director of Investor Relations Phone: (515) 284-2633 E-Mail: jim.jacobson@meredith.com
Media Contact:
Art Slusark Vice President/Corporate Communications Phone: (515) 284-3404 E-Mail: art.slusark@meredith.com

Certain information contained in this release is subject to SEC Regulation G, which addresses the usage and disclosure of non-GAAP (generally accepted accounting principles) financial measures. At the beginning of fiscal 2003, the Company adopted SFAS No. 142, which changes the accounting for goodwill and other intangible assets with indefinite lives. Unless specifically stated otherwise and to enhance comparability, all comparative fiscal 2002 results are stated on an adjusted, or a non-GAAP basis, as if the amortization provisions of SFAS No. 142 were in effect in fiscal 2002. Additionally, adjusted fourth quarter and full year results for fiscal 2002 and 2003 exclude non-operating income and expense items. This release and the attached financial statements present the Company's GAAP results and adjusted, or non-GAAP, results. Table 1, which follows the financial statements, reconciles the GAAP results to earnings before interest, taxes, depreciation, and amortization (EBITDA).

MEREDITH CORPORATION REPORTS
RECORD FOURTH QUARTER AND STRONG FISCAL YEAR RESULTS

DES MOINES, Iowa, August 5, 2003 - Meredith Corporation (NYSE:MDP) today reported results for the fourth quarter and fiscal year ended June 30, 2003.

Fiscal Fourth Quarter Results

On a GAAP basis, net earnings were $29.8 million, or $0.58 per share, which included net non-operating expense of $0.02 per share. Prior year GAAP results were $56.1 million, or $1.10 per share, which included $0.63 per share of net non-operating income and amortization that is no longer required due to SFAS No. 142.

Adjusted fiscal 2003 earnings were $30.6 million, or $0.60 per share, up 26 percent from prior year adjusted earnings of $24.3 million, or $0.47 per share. Adjusted results exclude special items that are described later. Also, see the Special Items section for a table that reconciles GAAP results to adjusted results.

William T. Kerr, Meredith's Chairman and Chief Executive Officer, stated, "We are very pleased to report another strong quarter. Our adjusted earnings per share of $0.60 represent an all-time quarterly record. Improved profit contribution was broad-based throughout our Publishing Group, demonstrating our ability to generate strong advertising revenue with our trusted brands and grow revenues from non-advertising sources. Our Broadcasting Group continued its margin improvement with market share and ratings gains."

Total Company revenues were $300.2 million in the fourth quarter of fiscal 2003, up 12 percent from $267.2 million in the same period of fiscal 2002, and adjusted income from operations increased 17 percent.

Fiscal Year 2003 Results

On a GAAP basis, net earnings before the cumulative effect of a change in accounting principle were $91.1 million, or $1.78 per share, which included $0.02 per share of net non-operating expense. Prior year net earnings were $91.4 million, or $1.79 per share, which included $0.41 per share of net non-operating income and SFAS No. 142-related amortization.

Adjusted fiscal 2003 earnings were $92.0 million, or $1.80 per share, up 31 percent from prior year adjusted earnings of $70.1 million, or $1.38 per share. Adjusted results exclude the special items described later.

The Company recorded an after-tax charge of $85.7 million, or $1.68 per share, in connection with its adoption of SFAS No. 142 in the first quarter of fiscal 2003. This reflects the write-down of goodwill and other intangible assets. Including the charge, the Company reported net earnings of $5.3 million, or $0.10 per share for fiscal 2003.

Total Company revenues were $1,080.1 million, up 9 percent, from $987.8 million in the same period of fiscal 2002 and adjusted income from operations increased 24 percent.

Special Items

The following table reconciles GAAP results to adjusted results on a per share basis.
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net earnings before cumulative
effect of change in accounting
principle (GAAP)	$0.58	$1.10	$1.78	$1.79
Special items:
Amortization eliminated as if SFAS
No. 142 effective July 1, 2001	--	0.07	--	0.31
Gain on television station exchange	--	(0.74)	--	(0.74)
Loss on discontinued interest rate hedges	--	0.04	--	0.04
Proceeds from demutualization	--	--	--	(0.02)
Net non-operating expense	0.02	--	0.02	--
Adjusted results (non-GAAP)	$0.60	$0.47	$1.80	$1.38

The following is a description of the special items on an after-tax basis:

Fiscal 2003

  Net non-operating expense of $769,000 ($0.02 per share) in the fourth quarter and $951,000 ($0.02 per share) in the fiscal year. This primarily reflects a loss on the sale of stock of Craftways Corporation, a publisher of calendars and annual books.

Fiscal 2002

  Amortization that is no longer required under SFAS No. 142. This was $3.8 million ($0.07 per share) in the fourth quarter and $15.7 million ($0.31 per share) for the fiscal year.
  Non-operating income of $37.9 million ($0.74 per share) realized in the fourth quarter. This represents a non-cash gain from the exchange of the Company's television stations in Orlando and Ocala, FL, for a station in Portland, OR.
  Non-cash expense of $2.1 million ($0.04 per share) realized in the fourth quarter. This represents a loss on discontinued interest rate hedges that no longer hedged variable rate debt.
  Non-operating income of $1.2 million ($0.02 per share) realized in the second quarter. This represents proceeds from the demutualization of an insurance company with which Meredith holds policies.

Operating Highlights

Publishing

In the fourth quarter of fiscal 2003, publishing operating profit increased 24 percent to $46.4 million from SFAS No. 142-adjusted operating profit of $37.6 million in the prior year. Total publishing revenues grew 17 percent driven by strong advertising revenue growth and solid top-line performance in the Company's book and integrated marketing businesses. Excluding the American Baby Group, which was acquired in December 2002, total publishing revenues grew 10 percent and advertising revenues grew 16 percent in the quarter.

Kerr commented, "Our magazine operations were led by strong profit growth from our large titles, Better Homes and Gardens and Ladies' Home Journal; our mid-sized titles, including MORE, Midwest Living, and Country Home; our Special Interest Publications; and our book business. Our integrated marketing operations improved contribution due to new business and growth of existing customer business."

In the fourth quarter, Ladies' Home Journal and MORE magazines produced particularly strong advertising performances, each growing advertising pages more than 30 percent. Better Homes and Gardens grew advertising pages 11 percent. Better Homes and Gardens and Ladies' Home Journal's combined market share of advertising revenue in the women's service field increased to more than 43 percent for the 12 months ended with the June 2003 issues, according to Publisher's Information Bureau. Midwest Living and the Company's Special Interest Publications also produced solid advertising results.

For fiscal 2003, publishing operating profit increased 17 percent to $139.3 million from SFAS No. 142-adjusted operating profit of $119.3 million and the group's revenues grew 10 percent. This performance was primarily attributable to advertising revenue growth, market share gains, and strong results in the Company's book operations.

Broadcasting

Fourth quarter broadcasting operating profit grew 23 percent to $18.1 million from SFAS No. 142-adjusted operating profit of $14.7 million in the prior year. The group's EBITDA (a non-GAAP measure) margin improved to 32 percent in the fourth quarter of fiscal 2003, from 26 percent in the comparable period. See Table 1 for a reconciliation of GAAP results to EBITDA.

Same-station revenues increased 5 percent in the fourth quarter of fiscal 2003. Same-station revenues in both periods are adjusted to include revenues of KPTV in Portland, OR, and exclude revenues of the two Florida stations, which the Company exchanged for KPTV in June 2002.

"Our same-station revenue growth outpaced the industry and reflects our ability to leverage our previous ratings gains through aggressive marketing programs," Kerr commented. "Combined with disciplined expense management, our top-line growth resulted in the fifth consecutive quarter of year-over-year EBITDA margin growth. Also, most of our stations produced ratings gains in the May sweeps. Of note, our stations in our largest markets, Atlanta, Phoenix, Portland, and Hartford, improved ratings for most newscasts," Kerr said.

For fiscal 2003, broadcasting operating profit increased 47 percent to $63.9 million from SFAS No. 142-adjusted operating profit of $43.6 million. The group's EBITDA rose 35 percent to $80.6 million in fiscal 2003 from $59.8 million in the prior year. The group's EBITDA margin increased to 30 percent for fiscal 2003 from 24 percent in the comparable period. Same station broadcasting revenues rose 15 percent.

Other Financial Highlights

Net interest expense was $6.1 million in the fourth quarter of 2003, compared to adjusted net interest expense of $8.1 million in the comparable quarter. Total debt was $375 million as of June 30, 2003, down $10 million from $385 million as of June 30, 2002, despite the Company's $115 million acquisition of the American Baby Group.

During the quarter, Meredith purchased approximately 202,000 shares of stock as part of the Company's ongoing share repurchase program. For fiscal 2003, Meredith purchased approximately 762,000 shares of stock.

Outlook

For the first quarter of fiscal 2004, publishing advertising revenues are running up in the mid teens and excluding the American Baby Group, they are running up in the mid-single digits. Broadcast pacings, which are a snapshot in time and change frequently, are currently running up in the mid-single digits.

Fiscal 2003 included $20.9 million in net political advertising revenues, of which $6.3 million were in the first quarter and $14.1 million were in the second quarter. This will create challenging comparisons, especially in the second quarter of fiscal 2004.

For the first quarter and the twelve months of fiscal 2004, the Company believes low double-digit earnings per share growth is realistic. In the first quarter of fiscal 2003, the Company reported earnings per share of $0.32 before the cumulative effect of a change in accounting principle related to SFAS No. 142.

Conference Call Webcast

Meredith will host a conference call on August 5, 2003 at 11:00 AM EDT (10 AM CDT), to discuss the results for the quarter. A live webcast will be accessible to the public on the Company's website www.meredith.com. The webcast will remain available until August 12, 2003.

Rationale for Use of and Access to Non-GAAP Measures

Non-GAAP measures such as SFAS No. 142-adjusted results, EBITDA, and results that exclude non-operating income or expense items should not be construed as alternative measures of, but as supplemental information to, the Company's net earnings and income from operations as defined under GAAP.

Management uses and presents non-GAAP measures, along with GAAP results, to evaluate and communicate the performance of the Company and its segments. The Company's Management believes the non-GAAP measures provide an additional analytical tool to understand the Company's results from core operations and underlying trends. Management believes that adjusted earnings calculations are helpful in making period-to-period comparisons because they eliminate the effect of certain accounting changes, as well as gains or losses on certain transactions. In addition, Management believes that EBITDA is a useful measure because of its focus on the Company's results from operations before depreciation and amortization. EBITDA is a common alternative measure of performance used by investors, financial analysts, lenders, and rating agencies. These groups use EBITDA, along with other measures, to estimate the value of a company and to evaluate a company's ability to meet its debt service requirements. Reconciliations of GAAP to adjusted, or non-GAAP measures, are included in the body of this release and Table 1.

The attached financial statements and reconciliation tables will be made available on the Company's website. See http://www.meredith.com/investors/index.html and click on "Regulation G Data" in the navigation bar on the left side of the page.

Safe Harbor

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on Management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those currently anticipated.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order and/or television viewing patterns; unanticipated increases in paper, postage, printing or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Note: All earnings per share figures in the text of this release are diluted. Basic and diluted earnings per share can be found in the attached income statements.

About Meredith Corporation

Meredith Corporation (www.meredith.com) is one of the nation's leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, integrated marketing, and interactive media.  The Meredith Publishing Group, the country's foremost home and family authority, features 17 magazine brands, including Better Homes and Gardens, Ladies' Home Journal and American Baby, and approximately 170 special interest publications. Meredith owns 11 television stations - including properties in top 25 markets such as Atlanta, Phoenix and Portland.

Meredith has nearly 300 books in print and has established marketing relationships with some of America's leading companies, including The Home Depot, DaimlerChrysler, and Carnival Cruise Lines. Meredith's consumer database, which contains more than 75 million names, is the largest domestic database among media companies and enables magazine and television advertisers to precisely target marketing campaigns. Additionally, Meredith has an extensive Internet presence, including 24 web sites, and strategic alliances with leading Internet destinations.

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings (Unaudited)
	Three Months ended June 30				Percent
	GAAP		Adjusted*		Change
	2003	2002	2003	2002	Adjusted*
(In thousands except per share)
Revenues:
Advertising	$181,914	$158,318	$181,914	$158,318	14.9%
Circulation	68,092	70,485	68,092	70,485	(3.4)%
All other	50,149	38,357	50,149	38,357	30.7%
Total revenues	300,155	267,160	300,155	267,160	12.4%
Operating costs and expenses:
Production, distribution and editorial	128,075	112,799	128,075	112,799	13.5%
Selling, general and administrative	108,409	99,892	108,409	99,892	8.5%
Depreciation and amortization	7,753	13,096	7,753	6,832	13.5%
Total operating costs and expenses	244,237	225,787	244,237	219,523	11.3%
Income from operations	55,918	41,373	55,918	47,637	17.4%
Nonoperating (expense) income	(1,254)	61,782	--	--	--
Interest income	57	246	57	246	(76.8)%
Interest expense	(6,112)	(11,834)	(6,112)	(8,316)	26.5%
Earnings before income taxes	48,609	91,567	49,863	39,567	26.0%
Income taxes	18,810	35,437	19,297	15,313	26.0%
Net earnings	$29,799	$56,130	$30,566	$24,254	$26.0%

Basic earnings per share	$0.60	$1.13	$0.61	$0.49	24.5%
Basic average shares outstanding	49,916	49,606	49,916	49,606	0.6%

Diluted earnings per share	$0.58	$1.10	$0.60	$0.47	27.7%
Diluted average shares outstanding	51,195	51,182	51,195	51,182	--

Dividends paid per share	$0.095	$0.090	$0.095	$0.090	5.6%

*

Adjusted results assume the provisions of SFAS No. 142 eliminating the amortization of goodwill and certain intangible assets were effective July 1, 2001. In addition, adjusted results exclude nonoperating income in both fiscal 2003 and 2002 and exclude interest expense related to the discontinuation of interest rate hedge agreements in fiscal 2002.

GAAP - Reported in accordance with accounting principles generally accepted in the United States of America.

Meredith Corporation and Subsidiaries
Consolidated Statements of Earnings
	Twelve Months ended June 30				Percent
	GAAP (Audited)		Adjusted* (Unaudited)		Change
	2003	2002	2003	2002	Adjusted*
(In thousands except per share)
Revenues:
Advertising	$648,653	$572,691	$648,653	$572,691	13.3%
Circulation	259,141	261,640	259,141	261,640	(1.0)%
All other	172,310	153,498	172,310	153,498	12.3%
Total revenues	1,080,104	987,829	1,080,104	987,829	9.3%
Operating costs and expenses:
Production, distribution and editorial	464,764	433,645	464,764	433,645	7.2%
Selling, general and administrative	406,578	382,695	406,578	382,695	6.2%
Depreciation and amortization	31,443	53,640	31,443	27,996	12.3%
Total operating costs and expenses	902,785	869,980	902,785	844,336	6.9%
Income from operations	177,319	117,849	177,319	143,493	23.6%
Nonoperating (expense) income	(1,551)	63,812	--	--	--
Interest income	567	621	567	621	(8.7)%
Interest expense	(27,776)	(33,210)	(27,776)	(29,692)	6.5%
Earnings before income taxes and cumulative
effect of change in accounting principle	148,559	149,072	150,110	114,422	31.2%
Income taxes	57,491	57,691	58,093	44,281	31.2%
Net earnings before cumulative effect of
change in accounting principle	91,068	91,381	92,017	70,141	31.2%
Cumulative effect of change in accounting
principle (net of taxes)	(85,749)	--	--	--	--
Net earnings	$5,319	$91,381	$92,017	$70,141	$31.2%

Basic earnings per share:
Before cumulative effect of change in
accounting principle	$1.84	$1.85	$1.86	$1.42	31.0%
Cumulative effect of change in accounting
principle	(1.73)	--	--	--	--
Net basic earnings per share	$0.11	$1.85	$1.86	$1.42	31.0%
Basic average shares outstanding	49,706	49,528	49,706	49,528	0.4%
Diluted earnings per share:
Before cumulative effect of change in
accounting principle	$1.78	$1.79	$1.80	$1.38	30.4%
Cumulative effect of change in accounting
principle	(1.68)	--	--	--	--
Net diluted earnings per share	$0.10	$1.79	$1.80	$1.38	30.4%
Diluted average shares outstanding	51,093	50,921	51,093	50,921	0.3%

Dividends paid per share	$0.370	$0.350	$0.370	$0.350	5.7%

*

Adjusted results assume the provisions of SFAS No. 142 eliminating the amortization of goodwill and certain intangible assets were effective July 1, 2001. In addition, adjusted results exclude nonoperating income in both fiscal 2003 and 2002 and exclude interest expense related to the discontinuation of interest rate hedge agreements in fiscal 2002.

GAAP - Reported in accordance with accounting principles generally accepted in the United States of America.

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)
	Three Months ended June 30				Percent
	GAAP		Adjusted*		Change
	2003	2002	2003	2002	Adjusted*
(In thousands)
Revenues
Publishing	$230,454	$196,748	$230,454	$196,748	17.1%
Broadcasting	69,701	70,412	69,701	70,412	(1.0)%
Total revenues	$300,155	$267,160	$300,155	$267,160	12.4%
Operating profit
Publishing	$46,415	$37,019	$46,415	$37,583	23.5%
Broadcasting	18,085	8,989	18,085	14,689	23.1%
Unallocated corporate	(8,582)	(4,635)	(8,582)	(4,635)	(85.2)%
Income from operations	$55,918	$41,373	$55,918	$47,637	17.4%
Depreciation and amortization
Publishing	$2,120	$2,932	$2,120	$2,368	(10.5)%
Broadcasting	4,329	9,516	4,329	3,816	13.4%
Unallocated corporate	1,304	648	1,304	648	101.2%
Total depreciation and amortization	$7,753	$13,096	$7,753	$6,832	13.5%

	Three Months ended June 30
OTHER DATA	2003	2002
EBITDA
Publishing	$48,535	$39,951			21.5%
Broadcasting	22,414	18,505			21.1%
Unallocated corporate	(7,278)	(3,987)			82.5%
Total EBITDA	$63,671	$54,469			16.9%

*	Adjusted results assume the provisions of SFAS No. 142 eliminating the amortization of goodwill and certain intangible assets were effective July 1, 2001.
GAAP - Reported in accordance with accounting principles generally accepted in the United States of America.

Meredith Corporation and Subsidiaries
Segment Information
	Twelve Months ended June 30				Percent
	GAAP (Audited)		Adjusted* (Unaudited)		Change
	2003	2002	2003	2002	Adjusted*
(In thousands)
Revenues
Publishing	$808,049	$733,251	$808,049	$733,251	10.2%
Broadcasting	272,055	254,578	272,055	254,578	6.9%
Total revenues	$1,080,104	$987,829	$1,080,104	$987,829	9.3%
Operating profit
Publishing	$139,306	$117,023	$139,306	$119,276	16.8%
Broadcasting	63,859	20,186	63,859	43,577	46.5%
Unallocated corporate	(25,846)	(19,360)	(25,846)	(19,360)	(33.5)%
Income from operations	$177,319	$117,849	$177,319	$143,493	23.6%
Depreciation and amortization
Publishing	$11,685	$11,441	$11,685	$9,188	27.2%
Broadcasting	16,711	39,639	16,711	16,248	2.8%
Unallocated corporate	3,047	2,560	3,047	2,560	19.0%
Total depreciation and amortization	$31,443	$53,640	$31,443	$27,996	12.3%

	Twelve Months ended June 30
OTHER DATA	2003	2002
EBITDA
Publishing	$150,991	$128,464			17.5%
Broadcasting	80,570	59,825			34.7%
Unallocated corporate	(22,799)	(16,800)			35.7%
Total EBITDA	$208,762	$171,489			21.7%

*	Adjusted results assume the provisions of SFAS No. 142 eliminating the amortization of goodwill and certain intangible assets were effective July 1, 2001.
GAAP - Reported in accordance with accounting principles generally accepted in the United States of America.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Audited)

	June 30	June 30
Assets	2003	2002
(In thousands)
Current assets:
Cash and cash equivalents	$22,294	$28,225
Accounts receivable, net	144,717	128,204
Other current assets	101,418	115,782
Total current assets	268,429	272,211
Property, plant and equipment, net	201,484	211,250
Other assets	91,754	83,186
Intangibles, net	683,223	672,969
Goodwill	191,831	220,648
Total assets	$1,436,721	$1,460,264

	June 30	June 30
Liabilities and Shareholders' Equity	2003	2002
(In thousands)
Current liabilities:
Accounts payable and accruals	$135,512	$146,333
Other current liabilities	161,687	161,073
Total current liabilities	297,199	307,406
Long-term debt	375,000	385,000
Other noncurrent liabilities	263,757	260,141
Total liabilities	935,956	952,547
Shareholders' equity:
Common stock	40,181	39,256
Class B stock	9,969	10,320
Other shareholders' equity	450,615	458,141
Total shareholders' equity	500,765	507,717
Total liabilities and shareholders' equity	$1,436,721	$1,460,264

Table 1

The following tables provide reconciliations between segment operating profit, adjusted segment operating profit and segment EBITDA, a measure of segment earnings before depreciation and amortization. EBITDA margin is defined as segment EBITDA divided by segment revenues.

Three Months ended June 30	2003		2002
	Publishing	Broadcasting	Publishing	Broadcasting
Segment revenues	$230,454	$69,701	$196,748	$70,412
Segment operating profit	$46,415	$18,085	$37,019	$8,989
Amortization eliminated if SFAS No. 142 effective 7/1/2001	--	--	564	5,700
Adjusted segment operating profit	46,415	18,085	37,583	14,689
Other depreciation and amortization	2,120	4,329	2,368	3,816
Segment EBITDA	$48,535	$22,414	$39,951	$18,505
Segment EBITDA margin	21.1%	32.2%	20.3%	26.3%

Twelve Months ended June 30	2003		2002
	Publishing	Broadcasting	Publishing	Broadcasting
Segment revenues	$808,049	$272,055	$733,251	$254,578
Segment operating profit	$139,306	$63,859	$117,023	$20,186
Amortization eliminated if SFAS No. 142 effective 7/1/2001	--	--	2,253	23,391
Adjusted segment operating profit	139,306	63,859	119,276	43,577
Other depreciation and amortization	11,685	16,711	9,188	16,248
Segment EBITDA	$150,991	$80,570	$128,464	$59,825
Segment EBITDA margin	18.7%	29.6%	17.5%	23.5%